Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193059) and Form S-8 (No. 333-58162, No. 333-58112, No. 333-129267, No. 333-135614, No. 333-163104, No. 333-206296 and No. 333-206297) of Merit Medical Systems, Inc. of our report dated September 21, 2016 relating to the financial statements of DFINE, Inc., which appears in this Current Report on Form 8-K/A of Merit Medical Systems, Inc.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 21, 2016